Exhibit 10.08

                                  FNB FINANCIAL
                              SERVICES CORPORATION


                           ANNUAL INCENTIVE BONUS PLAN


The Board of Directors shall approve the Corporation's Annual Profit Plan.
    ------------------


The Compensation Committee may establish, with the approval of the Board, an
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Annual Incentive Bonus Plan for "Key Employees" as an incentive to achieve FNB's
Profit Plan and other goals and objectives. The rules of the Annual Incentive Bonus Plan shall be set forth in writing. The Chief Executive Officer shall determine who will be eligible to participate in the Annual Incentive Bonus
Plan, subject to Board approval. Based on responsibility levels, the CEO will have discretionary authority to place individual Participants where he feels appropriate pertaining to their Target Bonus potential.

Under the terms of the "2004 Annual Incentive Plan", the following Rules shall apply:

Each Participant's Target Bonus in the Annual Incentive Plan will be divided into two (2) parts as follows:


          Part A
          ------

          That portion of each Participant's Target Bonus that is tied to FNB achieving its Annual Profit Plan. The amount of a Participant's Target Bonus that is weighted to this Part A is subject to increase or decrease in accordance with the Profit Plan Bonus Grid A (see Exhibit
          1).


          Part B
          ------

          That portion of each Participant's (if applicable) Target Bonus that is tied to the Participant achieving his individual goals and objectives that are associated with his Branch, Profit Center or Department. The amount of each Participant's Target Bonus that is weighted to this Part B is subject to decrease in accordance with the Profit Plan Bonus Grid B (see Exhibit 2).





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Regardless of a Participant's job function or position, at least 25% of each
Participant's Target Bonus will be directly tied to FNB achieving its Annual Profit Plan. The CEO shall allocate the percentage of each Participant's Target Bonus that shall be weighted to achieving FNB's Annual Profit Plan (Part A) and the amount weighted to achieving each Profit Center, Branch, Department, or individual goals (Part B). The CEO's Target Bonus shall be 75% weighted to achieving FNB's Profit Plan and 25% shall be weighted to achieving his individual goals and objectives as established by the Board. The COO's Target Bonus shall be 75% weighted to achieving FNB's Profit Plan and 25% shall be weighted to achieving his individual goals and objectives as established by the CEO.


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   Job Function or Position      Target    Weighting of Target Bonus
                                 Bonus
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                                               Part A            Part B
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                                           FNB's Profit    Department, Profit
                                           Plan          Center or Branch Goals
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Level 1                              35%         75%               25%
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Level 2                              25%         75%               25%
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Level 3                              20%         25%               75%
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Level 4                              15%         25%               75%
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Level 5                              10%         25%               75%
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Level 6                              5%          25%               75%
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The above categories are general breakdowns of how the bonus plan will work.
Based on responsibility levels, management will have discretionary authority to place individual employees where they feel appropriate pertaining to Target Bonus potential.

A minimum of 25% of a Participant's Target Bonus will be based on the Profit Plan (Part A). Management may increase the percentage under Part A, based on the responsibility levels of the Participant, i.e., certain administrative positions may be given a higher percentage for overall FNB performance under Part A.

Considerations:
---------------


1. The Board reserves the right to periodically review and may change the Annual Profit Plan for unusual events such as:

     (a)  Merger related expenses

     (b)  Opening of new branches

     (c)  Acquisition of branches

     (d)  Restructuring of investment portfolio

     (e) Other expenses or income that the Board believes to be non-recurring or extraordinary

2. Net gains or losses from the sale of investment securities, held as "for sale" shall be included in the final results of the Profit Plan, except if the total amount of net gains (or losses) for the fiscal year are deemed to be "extraordinary". If the total of the net gains and losses for a fiscal year exceed 5% of the pre-tax amount of the Annual Profit Plan for that year, this will be deemed to be "extraordinary". The amount of the total net gain or loss that is in excess of 5% of the pre-tax profits for that fiscal year will be subject to review by the Compensation Committee with final Board approval as to whether the amount in excess of 5% will or will not be considered in the final results for bonus purposes under this Plan; but the first 5% of pre-tax profit shall be considered in the final results for purposes under this Plan. For example, suppose the annual pre-tax Profit Plan calls for $10 million in pre-tax earnings, then if the total gains (net of losses) from the sale of securities were to be $750,000, then $500,000 in pre-tax earnings would be considered, but the $250,000 excess would be under review by the Committee and the Board.
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Exhibit 1

PART A

TARGET BONUS - GRID A

A Participant's Target Bonus amount under Part A of the Annual Incentive Plan shall be increased or decreased based on the level of achievement of FNB's Annual Profit Plan.

If FNB does not achieve at least 90% of its Profit Plan, no bonuses will be paid under Part A of the Plan.

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                          % of Goal Achieved    % of Target Bonus
                                    Payable
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Threshold                         90%                  50%
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                                  91%                  55%
                                  92%                  60%
                                  93%                  65%
                                  94%                  70%
                                  95%                  75%
                                  96%                  80%
                                  97%                  85%
                                  98%                  90%
                                  99%                  95%
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Target *                         100%                 100%
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                                 101%                 102%
                                 102%                 104%
                                 103%                 106%
                                 104%                 108%
                                 105%                 110%
                                 106%                 112%
                                 107%                 114%
                                 108%                 116%
                                 109%                 118%
                                 110%                 120%
                                 111%                 122%
                                 112%                 124%
                                 113%                 126%
                                 114%                 128%
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Maximum                          115%                 130%
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*The Target Level shall be set to equal the achievement of FNB's Annual Profit
Plan.

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                                                                       Exhibit 2

PART B


TARGET BONUS - GRID B

     A Participant's Target Bonus amount that might otherwise be payable in accordance with Part B of the Annual Incentive Plan may be decreased if FNB does not achieve at least 75% of its annual Profit Plan.

     Should FNB earn less than 75% of its Target under this Profit Plan, then each Participant's Bonus otherwise payable under Part B shall be reduced as provided in the table below. Should FNB earn less than 60% of its Profit Plan, no bonuses will be paid under Part B of the Annual Incentive Plan.


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           % of Profit Plan                      % Part B
                                               Bonus Earned
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              75% or more                          100%
             Less than 75%                          75%
             Less than 74%                          70%
             Less than 73%                          65%
             Less than 72%                          60%
             Less than 71%                          55%
             Less than 70%                          50%
             Less than 69%                          45%
             Less than 68%                          40%
             Less than 67%                          35%
             Less than 66%                          30%
             Less than 65%                          25%
             Less than 64%                          20%
             Less than 63%                          15%
             Less than 62%                          10%
             Less than 61%                          5%
             Less than 60%                          0%
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